AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2002
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                               FILE NO. 333-58520

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        NORTHBROOK LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                               ARIZONA 36-3001527
                  (State or Other Jurisdiction (I.R.S. Employer
            of Incorporation or Organization) Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        NORTHBROOK LIFE INSURANCE COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

      BRUCE A. TEICHNER, ESQ.                  DANIEL J. FITZPATRICK, ESQ.
      ALLSTATE LIFE INSURANCE COMPANY          MORGAN STANLEY DW INC.
      3100 SANDERS ROAD, SUITE J5B             1585 BROADWAY
      NORTHBROOK, ILLINOIS  60062              NEW YORK, NEW YORK  10036


       Approximate date of commencement of proposed sale to the public: The market value adjustment interests under annuity contracts covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
       /X/

THE SCHEDULED ANNUITY MANAGER

NORTHBROOK LIFE INSURANCE COMPANY
P.O. BOX 94040
PALATINE, IL 60094-4040
TELEPHONE NUMBER: 1-800-654-2397                   PROSPECTUS DATED MAY 1, 2002
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NORTHBROOK LIFE INSURANCE COMPANY ("NORTHBROOK") is offering The Scheduled Annuity Manager, a group and individual flexible premium deferred annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are available exclusively through Morgan Stanley DW Inc., the principal underwriter for the Contracts.


                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
  IMPORTANT     PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.ANYONE
  NOTICES       WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.
                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.

TABLE OF CONTENTS
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                                                                            PAGE

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OVERVIEW
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IMPORTANT TERMS
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  The Contract At A Glance
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  How the Contract Works
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CONTRACT FEATURES
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  The Contract
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  Purchases and Contract Value
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  Guarantee Periods
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  Expenses
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  Access To Your Money
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  Income Payments

                                                                            PAGE
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  Death Benefit
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OTHER INFORMATION
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  More Information About:
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     NORTHBROOK
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     The Contract
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     Qualified Plans
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     Legal Matters
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  Taxes
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  Experts
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  Annual Reports and Other Documents
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APPENDIX A -- MARKET VALUE ADJUSTMENT
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IMPORTANT TERMS
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This prospectus uses a number of important terms with which you may not be familiar. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlighted text.


                                                                            PAGE

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  Accumulation Phase
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  Annuitant
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  Automatic Additions Program
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  Beneficiary
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  Cancellation Period
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  Cash Surrender Value
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  Contract *
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  Contract Owner ("You")
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  Contract Value
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  Due Proof of Death
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  Guarantee Periods
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                                                                            PAGE

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  Income Plan
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  Issue Date
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  Market Value Adjustment
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  NORTHBROOK ("We")
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  Payout Phase
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  Payout Start Date
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  Preferred Withdrawal Amount
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  Qualified Contracts
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  SEC
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  Systematic Withdrawal Program
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  *In certain states, the Contract is only available as a group Contract. In these states, we will issue you a certificate that represents your ownership and summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
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The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS       You can purchase a Contract with as little as $1,000
                        ($2,000 for a Qualified Contract) (we may increase the
                        minimum to $4,000 in the future, other than for
                        "QUALIFIED CONTRACTS," which are Contracts issued with
                        qualified plans). You can add to your Contract as often
                        and as much as you like, but each payment must be at
                        least $1,000. You must maintain a minimum account size
                        of $1,000.
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RIGHT TO CANCEL         You may cancel your Contract within 20 days of
                        receipt or any longer period your state may require
                        ("CANCELLATION PERIOD") and receive a full refund of
                        your purchase payments.
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EXPENSES                You will bear the following expenses:

                        .withdrawal charge of 6% on amounts withdrawn (with
                         exceptions);

                        .state premium tax (if your state imposes one).
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GUARANTEED INTEREST     The Contract offers fixed interest rates that
                        we guarantee for specified periods we call "GUARANTEE
                        PERIODS." To find out what the current rates are on the
                        Guarantee Periods, please call us at 1-800-654-2397.
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SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC ADDITIONS PROGRAM;

                        . SYSTEMATIC WITHDRAWAL PROGRAM.
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INCOME PAYMENTS         The Contract offers three income payment plans:

                        .life income with or without guaranteed payments (5 to
                         30 years);

                        .a joint and survivor life income with or without
                         guaranteed payments(5 to 30 years); or

                        .guaranteed payments for a specified period (5 to 30
                         years).
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DEATH BENEFITS          If you or the ANNUITANT dies before the PAYOUT
                        START DATE, we will pay benefits as described in the
                        Contract.
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WITHDRAWALS             You may withdraw some or all of your Contract value
                        ("CONTRACT VALUE") at any time prior to the Payout
                        Start Date. If you withdraw Contract Value from a
                        Guarantee Period before its maturity, a withdrawal
                        charge, Market Value Adjustment, and taxes may apply.
                        Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59 1/2, may be subject to an
                        additional 10% federal tax penalty.
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HOW THE CONTRACT WORKS
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The Contract basically works in two ways.

First, the Contract can help you (we assume you are the Contract Owner) save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to our Fixed Account for one or more Guarantee Periods. During each Guarantee Period, your money will earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 10. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment provided by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can recieve    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment



As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-654-2397 if you have any question about how the Contract works.

THE CONTRACT
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Contract Owner
The Scheduled Annuity Manager is a contract between you, the Contract Owner, and NORTHBROOK, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the amount and timing of your purchase payments and withdrawals;

.. the programs you want to use to invest or withdraw money;

.. the income payment plan you want to use to receive retirement income;

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based;

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies; and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the signed application.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change f Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 13.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a natural person. The maximum age of the oldest Annuitant cannot exceed age 90 as of the date we receive the signed application.

You initially designate an Annuitant in your application. If the Contract Owner is a natural person, you may change the Annuitant at any time prior to the Payout Start Date. Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before receiving any written request from you. You may designate a joint Annuitant, who is a second person on whose life income payments depend. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be the youngest Contract Owner, unless the Contract owner names a different annuitant.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or beome the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiaries will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract Owner is a natural person, we will determine the Beneficiary from the most recent request of the Contract Owner.

If the Contract Owner is a grantor trust, then the Beneficiary will be that same trust. If the Contract Owner is a non-natural person other than a grantor trust, the Contract Owner is also the Beneficiary, unless a different Beneficiary is named.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT
Only a NORTHBROOK officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract, without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
You may assign an interest in your Contract. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before assigning your Contract.


PURCHASES AND CONTRACT VALUE
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MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $1,000 ($2,000 for a Qualified Contract). We may increase the minimum purchase payment to $4,000 at our sole discretion. (The higher minimum would not apply to Qualified Contracts that are issued under plans that qualify for special federal income tax treatment.) Each subsequent purchase payment must be at least $1,000. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount and number of purchase payments we will accept. We also reserve the right to reject any application in our sole discretion.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchases payments by automatically transferring money from your bank account or your Morgan Stanley Active Assets/TM/ Account. Please call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS
For each purchase payment, you must select a Guarantee Period. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. You must allocate at least $1,000 to any one Guarantee Period at the time you make your purchase payment or select a renewal Guarantee Period.

We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required information.

RIGHT TO CANCEL
You may cancel your Contract within the Cancellation Period, which is 20 days following receipt of your Contract or any longer period your state may require. You may return it by delivering or mailing it to us. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payments or any greater amount that your state may require.

If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, and less any amounts previously withdrawn.

GUARANTEE PERIODS
Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee. We are currently offering Guarantee Periods of 1, 3, 5, 7 and 10 years in length. In the future we may offer Guarantee Periods of different lengths ranging from 1 to 10 years or stop offering some Guarantee Periods.

Amounts allocated to Guarantee Periods become part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.

You must allocate at least $1,000 to a Guarantee Period at the time you make a purchase payment or select a renewal Guarantee Period.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular investment until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, pleasecontact your Morgan Stanley Financial Advisor or NORTHBROOK at 1-800-654-2397.

HOW WE CREDIT INTEREST
We will credit interest to your initial purchase payment from the Issue Date. We will credit interest to your additional purchase payments from the date we receive them. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment.........                                               $10,000
Guarantee Period.........                                                5years
Annual Interest Rate.....                                                 4.50%




                              END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest                                1.045
                                    ----------
                                   $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice that lists your renewal and withdrawal options. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Withdraw all or a portion of your money without incurring a withdrawal charge or a Market Value Adjustment. In this case, the amount withdrawn will be deemed to have been renewed at the shortest Guarantee Period then being offered with current interest credited from the date the Guarantee Period expired. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals from a Guarantee Period, other than those taken within the first 30 days of a renewal Guarantee Period, are subject to a Market Value Adjustment. A Market Value Adjustment also applies upon payment of a death benefit under Contracts and when you apply amounts currently invested in a Guarantee Period to an Income Plan (other than during the 30-day period described above).

We will not apply the Market Value Adjustment to withdrawals you make:

.. to satisfy IRS minimum distribution rules for the Contract; or

.. within the "Preferred Withdrawal Amount," described under "Expenses" below.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payments plus interest earned under your Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years and the Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current Treasury Rate for a 2 year period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current Treasury Rate for the 2 year period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


EXPENSES
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As a Contract Owner, you will bear the charges and expenses described below.


WITHDRAWAL CHARGE
We may assess a withdrawal charge equal to 6% of the amounts you withdraw. However, each year you may withdraw up to 10% of the funds initially allocated to the Guarantee Period from which you are making the withdrawal without paying a withdrawal charge. We measure each year from the commencement of the relevant Guarantee Period. Unused portions of this 10% "Preferred Withdrawal Amount" are not carried forward to future years or other Guarantee Periods. We will deduct withdrawal charges, if applicable, from the amount paid unless you instruct otherwise.

We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date;

.. the death of the Contract Owner or the Annuitant;

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals made within 30 days of their renewal Guarantee Periods.

Withdrawals may be subject to tax penalties, income tax, and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice some time in the future, and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from the total Contract Value before applying the Contract Value to an Income Plan.

ACCESS TO YOUR MONEY
You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period from which you would like to withdraw your money. If the amount you withdraw reduces the amount invested in any Guarantee Period to less than $1,000, we will treat the withdrawal request as a request to withdraw the entire amount in that Guarantee Period.

The amount you receive may be reduced by a withdrawal charge and any applicable premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

If you request a total withdrawal, we may require you to return your Contract to us.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into the Contract Owner's bank account or Morgan Stanley Active Assets/TM/ Account. Please consult with your Morgan Stanley Financial Advisor for details.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to six months from the date we receive your withdrawal request.

MINIMUM CONTRACT VALUE
If the amount you withdraw reduces your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
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PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by the Market Value Adjustment, less any applicable taxes, to an Income Plan. The Payout Start Date must be:

.. at least one month after the Issue Date; and

.. no later than the Annuitant's 90th birthday, or the 10th Contract anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date as stated in your Contract.

INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

The three Income Plans available under the Contract are:

INCOME PLAN 1 - LIFE INCOME WITH OR WITHOUT GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for as long as the Annuitant lives. In addition, for plans with guaranteed income payments, if the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of such payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH OR WITHOUT GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. In addition, for plans with guaranteed income payments, if both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of such payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life.

You may elect to receive guaranteed payments under each of the above Income Plans for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. Income plans may vary from state to state.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is still alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes, to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is not enough to provide an initial payment of at least $20, and state law permits, we may:

.. pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. we may reduce the frequency of your payments so that each payment will be at least $20.


INCOME PAYMENTS
--------------------------------------------------------------------------------

We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. adjusting the value of your Contract on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS
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We will pay a death benefit if, prior to the Payout Start Date:

1. the Contract Owner dies; or

2. the Annuitant dies.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary.

DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greater of:
(1) the Contract Value, and

(2) the "Cash Surrender Value," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and taxes. In determining the amount of the death benefit, however, we exclude withdrawal charges when we calculate the Cash Surrender Value.

We will calculate the deathbenefit as of the date we receive a complete request for payment of the death benefit.

A claim for a distribution on death must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

.. a certified original copy of the death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. any other proof acceptable to us.

DEATH BENEFIT PAYMENTS
Upon death of the Contract Owner, the new Contract Owner generally has the following 3 options:

1. receive the Cash Surrender Value within 5 years of the date of death;

2. receive the Death Benefit in a lump sum. The "Death Benefit" is equal to the greater of the Contract Value and the Cash Surrender Value computed as of the date we receive a complete request for payment of Death Benefit; or

3. apply the Death Benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract Owner, or a period not to exceed the life expectancy of the new Contract Owner.

Options 2 and 3 above are not available if we do not receive notice of death within 180 days of the date of death. We are currently waiving the 180 day limitation but may enforce it in the future. Please refer to your Contract for more details on the above options, including terms that apply to grantor trusts.

If the new Contract Owner is a non-natural person (other than a grantor trust), the new Contract Owner must elect to receive the Death Benefit in a lump sum.

If the surviving spouse of the deceased Contract Owner is the new Contract owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within 1 year of the date of death without incurring a withdrawal charge.

However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual Preferred Withdrawal Amount.

If the Contract Owner is not the Annuitant and the Annuitant dies, then the Contract Owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2. receive the Death Benefit in a lump sum; or

3. apply the Death Benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract Owner.

For Options 1 and 3, the new Annuitant will be the youngest Contract Owner unless the Contract Owner names a different Annuitant. Options 1 and 3 are not available if the Contract Owner is a non-natural person (other than a grantor trust).

Options 2 and 3 above are not available if we do not receive notice of death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis. Please refer to your Contract for more details on the above options, including terms that apply to grantor trusts.

The Contract Owner has 60 days from the date Northbrook receives Due Proof of Death to select an income plan without incurring a tax on the entire gain in the Contract. If the Contract Owner elects to continue the Contract they will be taxed on the entire gain in the Contract computer on the date of continuance. We are required to report such gain to the IRS as income to the Contract Owner. An additional 10% federal tax penalty may apply if the Contract Owner is under age 59 1/2. Any amount included in the Contract Owner's gross income as a result of a Contract continuance will increase the investment in the Contract for future distributions.

MORE INFORMATION
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NORTHBROOK
NORTHBROOK is the issuer of the Contract. NORTHBROOK is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, from 1978 to 1998, NORTHBROOK was organized under the laws of the State of Illinois.

NORTHBROOK is currently licensed to operate in the District of Columbia, Puerto Rico, and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our headquarters are located at 3100 Sanders Road, Northbrook, Illinois, 60062.

NORTHBROOK is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

NORTHBROOK and Allstate Life entered into a reinsurance agreement effective December 31, 1987. Under the reinsurance agreement, Allstate Life reinsures all of NORTHBROOK's liabilities under its various insurance Contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to NORTHBROOK; NORTHBROOK remains the sole obligor under the Contract to you.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+r rating to NORTHBROOK due to the reinsurance agreement with Allstate Life mentionedabove. Standard & Poor's Insurance Ratings Services assigns an AA+ (Very Strong) financial rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to NORTHBROOK, sharing the same ratings of its parent, Allstate Life. We may from time to time advertise these ratings in our sales literature.

THE CONTRACT
Morgan Stanley DW Inc., located at 1585 Broadway, New York, NY 10036, serves as principal underwriter of the Contracts. Morgan Stanley DW Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. Morgan Stanley DW Inc. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc. Morgan Stanley DW Inc. is also registered with the Securities and Exchange Commission ("SEC") as an investment adviser.

We may pay broker-dealers up to a maximum sales commission of 8% both upon sale of the Contract and upon renewal of a Guarantee Period. In addition, sale of the Contract may count towards incentive program awards for broker-dealers.

The underwriting agreement with Morgan Stanley DW Inc. provides that we will reimburse Morgan Stanley DW Inc. for any liability to Contract Owners arising out of services rendered or Contracts issued.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised NORTHBROOK on certain federal securities law matters. All matters of state law pertaining to the Contracts, including the validity of the Contracts and NORTHBROOK's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of NORTHBROOK.

TAXES
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THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. NORTHBROOK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF NORTHBROOK LIFE INSURANCE COMPANY
NORTHBROOK is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code ("Tax Code" or "Code").


TAXATION OF FIXED ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Owner is a natural person.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain Qualified Contracts; (3) Contracts purchased by employers upon the termination of certain qualified plans; (4) certain Contracts used in connection with structured settlement agreements, and (5) immediate annuity Contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will bedistributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract for a new non-Qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by NORTHBROOK (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, NORTHBROOK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

NORTHBROOK is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

TAX QUALIFIED CONTRACTS. The income on qualified plan and IRA investments is tax deferred, and the income on annuities held by such plans does not receiveany additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

The Contract may be used with several types of qualified plans. NORTHBROOK reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible

IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from qualified contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over thejoint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, NORTHBROOK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. NORTHBROOK is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, NORTHBROOK is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.
If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where NORTHBROOK is directed to transfer some or all of the contract value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "Keogh") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


EXPERTS
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The  financial   statements  and  the  related  financial   statement schedule
incorporated in this prospectus by reference from Northbrook's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

NORTHBROOK's annual report on Form 10-K for the year ended December 31, 2001 ("Form 10-K Annual Report") is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000716791. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us 300 N. Milwaukee Avenue, Vernon Hills, Illinois, 60061(telephone: 1-800-654-2397).


ANNUAL STATEMENTS
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At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your Morgan Stanley Financial Advisor or call our customer support unit at 1-800-654-2397.

APPENDIX A
MARKET VALUE ADJUSTMENT
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The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of complete days from the date we receive the withdrawal request to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity of
N days for the week preceding the receipt of the withdrawal request on the date we determine the Market Value Adjustment.

If a Treasury Rate for a maturity of N days is not available, e will use a weighted average. If N is less than or equal to 365 days, J will be the 1-year
Treasury Rate.


The Market Value Adjustment factor is determined from the following formula:

                              .9 X (I-J)X(N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Preferred Withdrawal Amount) or applied to an Income Plan, from a Guarantee Period other than amounts withdrawn or applied from a renewal Guarantee Period during the first 30 day

                        EXAMPLES OF MARKET VALUE ADJUSTMENT
      Purchase Payment:  $10,000
      Guarantee Period:  5 years
      Interest Rate:     4.50%
      Full Surrender:    End of Contract Year 3

         NOTE: These examples assume that premium taxes are not applicable.

                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value
at End of Contract Year 3:        $10,000.00X(1.0450)/3/ = $11,411.66

Step 2. Calculate the Amount in
excess of the Preferred
Withdrawal Amount:                Preferred Withdrawal Amount
                                  (.10 X 10,000) = $1,000
                                  Amount in Excess: $11,411.66 - $1,000 = $10,411.66

Step 3. Calculate the Withdrawal  .06 X $10,411.66 = $624.70
Charge:

Step 4. Calculate the Market      I = 4.5%
Value Adjustment:                 J = 4.2%
                                  N = 730 days

                                  Market Value Adjustment Factor:
                                  .9X(I-J)X N/365 = .9X(.045 - .042)X(730/365) = .0054

                                  Market Value Adjustment = Market Value Adjustment
                                  Factor X Amount Subject to Market Value
                                  Adjustment:

                                  = .0054 X $10,411.66 = $56.22

Step 5. Calculate the amount
received by a Contract Owner as
a result of full withdrawal at
the end of Contract Year 3:      $11,411.66 - $624.70 + $56.22 = $10,843.18


                 EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract
Value at End of Contract Year    $10,000.00 X(1.045)/3/ = $11,411.66
3:

Step 2. Calculate the Amount in
excess of the Preferred
Withdrawal Amount:              Preferred Withdrawal Amount
                                (.10 X 10,000) = $1,000
                                Amount in Excess: $11,411.66 - $1,000 = $10,411.66

Step 3. Calculate the           .06 X $10,411.66 = $624.70
Withdrawal Charge:

Step 4. Calculate the Market     I = 4.5%
Value Adjustment:                J = 4.8%
                                 N = 730 days

                                 Market Value Adjustment Factor:
                                 .9 X (I-J) X N/365 = .9 X (.045 - .048) X (730/365) = - .0054

                                 Market Value Adjustment = Market Value Adjustment
                                 Factor X Amount Subject to Market Value
                                 Adjustment:

                                 = - .0054 X $10,411.66 = - $56.22

tep 5. Calculate the amount
received by Contract Owners as
a result of full withdrawal at
the end of Contract Year 3:      $11,411.66 - $624.70 - $56.22 = $10,730.74



THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Northbrook Life Insurance Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.        Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company (File No. 033-35412)dated December 31, 1996).

(2)  None

(4) Form of Northbrook Life Insurance Company Flexible Premium Deferred Annuity Certificate and Application (Incorporated herein by reference to Post-Effective Amendment No. 4 to Registrant's Registration Statement (File No. 033-90272)dated April 29, 1999).

(5) Opinion and Consent of General Counsel (Previously filed in Registrant's Form S-3 Initial Registration Statement (File No. 333-58520) dated April 9,
2001).

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' consent filed herewith.

(b) Consent of Foley & Lardner filed herewith.

(24)(a)Powers of Attorney for Thomas J. Wilson, II, Michael J. Velotta, and Samuel H. Pilch (Previously filed in Registrant's Post-Effective Amendment No. 1 to Form S-3 Registration Statement filed with the SEC on April 15, 2000, File No. 333-95995).

(b) Powers of Attorney for Margaret G. Dyer, Marla G. Friedman, John C. Lounds and J. Kevin McCarthy (Previously filed in Registrant's Form S-3 Initial Registration Statement (File No. 333-58520) dated April 9, 2001).

(c) Power of Attorney for Steven E. Shebik filed herewith.

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to the Post-Effective Amendment No. 3 to Registrant's Registration Statement (File No. 033-84480) dated April 1, 1997).


ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to directors, officers and controlling persons of the registrant, Northbrook Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, State of Illinois, on the 19 day of April, 2002.


                        NORTHBROOK LIFE INSURANCE COMPANY
                                  (REGISTRANT)


                         By:/s/ MICHAEL J. VELOTTA
                         ---------------------------------
                          Michael J. Velotta
                          Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on the 19 day of April, 2002.




*/THOMAS J. WILSON, II            President, Chief Executive Officer & Director
------------------------          (Principal Executive Officer)
Thomas J. Wilson II

/s/ MICHAEL J. VELOTTA            Vice President, Secretary, General Counsel
------------------------          and Director
Michael J. Velotta


**/STEVEN E. SHEBIK               Vice President and Director
------------------                (Principal Financial Officer)
Steven E.Shebik


*/SAMUEL H. PILCH                 Vice President and Controller
------------------                (Principal Accounting Officer)
Samuel H. Pilch

*/MARGARET G. DYER                Director
-------------------
Margaret G. Dyer


*/MARLA G. FRIEDMAN               Director and Vice President
--------------------
Marla G. Friedman


*/JOHN C. LOUNDS                  Director
------------------
John C. Lounds


*/J. KEVIN MCCARTHY               Director
--------------------
J. Kevin McCarthy



*/By Michael J. Velotta, pursuant to Powers of Attorney previously filed.

**/By Michael J. Velotta, pursuant to Powers of Attorney filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.        Description


23(a)              Independent Auditors' Consent
23(b)              Consent of Foley & Lardner
24(c)              Power of Attorney for Steven E. Shebik